UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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CYPRESS SEMICONDUCTOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYPRESS SEMICONDUCTOR CORPORATION

SUPPLEMENT DATED MAY 17, 2017 TO THE
PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board”) of Cypress Semiconductor Corporation (sometimes referred to as “we,” “us,” “our,” the “Company” or “Cypress”) is providing this proxy statement supplement and the enclosed WHITE proxy card in connection with the solicitation of your vote at the 2017 Annual Meeting of Stockholders, or any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting will be held on June 8, 2017, at 10:00 a.m. Pacific Daylight Time at our principal executive offices located at 198 Champion Court, San Jose, California 95134.

The Company has received notice from T.J. Rodgers, our former Chief Executive Officer and Director, that he is nominating two individuals, J. Daniel McCranie and Camillo Martino (the “Rodgers Nominees”) for election to the Board at the Annual Meeting and soliciting proxies from Cypress stockholders in support of the Rodgers Nominees.

The Rodgers Nominees are not endorsed by our Board. We urge stockholders NOT to vote any gold proxy card or voting instruction form that you may receive from or on behalf of Mr. Rodgers. We are not responsible for the accuracy of any information provided by or relating to Mr. Rodgers contained in any proxy solicitation materials filed or disseminated by or on behalf of Mr. Rodgers or any other statements that Mr. Rodgers may otherwise make. Mr. Rodgers chooses which stockholders receive his proxy solicitation materials.

Our Board of Directors urges you to vote “FOR” all of our nominees for director: W. Steve Albrecht, Eric A. Benhamou, H. Raymond Bingham, Hassane El-Khoury, Oh Chul Kwon, Wilbert van den Hoek and Michael S. Wishart.

On or about April 19, 2017, the Company mailed its definitive proxy statement (the “Proxy Statement”) for the Annual Meeting to stockholders of record as of April 18, 2017. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Proxy Statement.

Since the mailing of the Proxy Statement, Mr. Rodgers has made certain assertions regarding topics discussed in the Proxy Statement.  This supplement seeks to set the record straight and provide additional disclosure as to such topics.

The following disclosures supplement the section titled “Certain Background Information” beginning on page 10 of the Proxy Statement:

Mr. Bingham was first contacted by Benjamin Bin Chow, the Managing Partner of Canyon Bridge, in August 2016 in connection with Mr. Bingham potentially serving in an advisory role for a private equity fund that would become Canyon Bridge Capital Partners (“Canyon Bridge”).  Canyon Bridge has publicly announced that it is primarily funded by a China-domiciled limited partner.  Mr. Bingham and Mr. Chow subsequently engaged in discussions regarding this potential advisory role for Mr. Bingham at Canyon Bridge, which led to discussions of Mr. Bingham potentially joining as a partner.  While Mr. Bingham believed in October that he would ultimately reach an agreement with Mr. Chow to join Canyon Bridge, and began working together with Mr. Chow on that basis, Mr. Bingham did not sign paperwork formally joining Canyon Bridge or receive any equity interests therein until December 16, 2016.  Mr. Bingham has informed the Board that prior to formally joining Canyon Bridge he advised and assisted Mr. Chow, who resided at the time in Beijing, China, on various matters typical of setting up a new private equity fund, such as potential office space and banking relationships, among other things.

In mid-October 2016, Mr. Bingham approached the Company’s outside counsel to inquire as to whether there was a need to inform the Company’s Board regarding the potential that he may join Canyon Bridge.  Based on this discussion, Mr. Bingham concluded there was no need to do so at that time.  Shortly thereafter, Mr. Chow informed Mr. Bingham that Canyon Bridge intended to acquire Lattice Semiconductor Corporation (“Lattice”).  Mr. Bingham was not involved in sourcing the transaction, performing due diligence or negotiating the terms of the deal with Lattice, which was largely finalized at the time it was disclosed to Mr. Bingham.

On November 3, 2016, Canyon Bridge issued a press release in connection with its pending acquisition of Lattice that incorrectly referred to Mr. Bingham as a Founding Partner of Canyon Bridge.  Mr. Bingham had not officially joined Canyon Bridge at that time, but he did review the content of the press release in advance.  Additionally, the press release provided contact information for Mr. Bingham that incorrectly listed his Cypress telephone number.  The Company and Mr. Bingham discussed the potential negative appearance of using this telephone number and thereafter Mr. Bingham changed his Canyon Bridge contact information on the website.

On November 4, 2016, before Mr. Bingham officially joined Canyon Bridge, the Company held a regularly scheduled Board meeting, during which the Board assessed Mr. Bingham’s prospective role at Canyon Bridge to ensure there was no conflict of interest.  The Board confirmed that there was no corporate opportunity concern with regard to Lattice, given that the Company’s management team had evaluated a potential business combination with Lattice and concluded not to pursue such transaction.  In addition, the Board did not object to Mr. Bingham moving forward with the Canyon Bridge opportunity.

Since the Board concluded that Mr. Bingham was not an employee of Canyon Bridge and determined that no conflict of interest existed between the Company and Canyon Bridge, there was no basis to consider whether there was a violation of the Company’s Code of Business Conduct and Ethics (the “Code”).  The Board has continued to evaluate the situation through a review of relevant documents and individual interviews and has determined that while the Canyon Bridge press release and use of a Cypress telephone number may have resulted in the appearance of impropriety in violation of the Code, such actions were not material and so no disciplinary action was required.

At the November 4, 2016 Board meeting, the Board also discussed the growing intensity of M&A consolidation in the semiconductor industry and the need to prospectively evaluate the Company’s conflict of interest policy as several directors are active participants in the semiconductor industry.

On November 7, 2016, Lead Independent Director of the Company Eric Benhamou sent an e-mail to Director Wilbert van den Hoek, who had been absent during the executive session on November 4, 2016, recounting both his private discussion with Mr. Bingham, as well as the discussion between the board and Mr. Bingham in the executive session, both of which occurred on November 4, 2016.  Mr. Benhamou reported that Mr. Bingham had been approached to join as an advisory partner of Canyon Bridge and that he had nothing to do with the Lattice deal.  Mr. Benhamou also noted that the Board would need to monitor Mr. Bingham’s relationship with Canyon Bridge very carefully because of the potential for future conflicts. The Board believed at the time and continues to believe that Canyon Bridge is not currently a competitor of the Company.

At the next Board meeting, on December 19, 2016, and as disclosed in the Proxy Statement on page 11, the Board adopted a protocol in the form of a Board resolution to further address potential conflicts of interest of directors.  The protocol provides that: if (1) there are specific and significant discussions between the Company and a specified company (the “Specified Company”) regarding a potential transaction; (2) a confidentiality/non-disclosure agreement has been signed by the Company and the Specified Company; or (3) the relationship between the Company and the Specified Company is a topic for discussion by the Board (on a Board agenda or otherwise), then perform a conflict of interest check.  If a conflict exists, then the director should recuse himself/herself from both situations; i.e., with both the Company and the Specified Company (or with any third party that the director is affiliated with (e.g., in an advisory board role) that has an interest in or with the Specified Company).  If a conflict does not exist, then the director may continue his/her involvement and discussions.  The Board believes that any potential future conflicts relating to Mr. Bingham’s role at Canyon Bridge, or relating to Canyon Bridge’s ownership of Lattice, if completed, can be adequately addressed through its existing policies and protocols.

From December 16, 2016 to December 23, 2016, Mr. Bingham executed agreements officially joining the Canyon Bridge entities as an equity owner of Canyon Bridge Management Corp., the advisor to Canyon Bridge, and a member of Canyon Bridge Capital Partners, LLC, the general partner of Canyon Bridge.  Mr. Bingham has confirmed that he was not an owner of any Canyon Bridge securities prior to the time such agreements were executed.  The Canyon Bridge LLC operating agreement executed on December 23, 2016 states that it was effective as of October 18, 2016.  Mr. Bingham was also appointed as a Director and co-President of Canyon Bridge Management Corp. (“CBMC”) in December 2016.  At that time, he received a $1.2 million signing bonus from CBMC.  According to public filings, CBMC received $6,147,541 for management fees from October 18, 2016 through December 31, 2016, and a $30,000,000 advance for management fees for 2017.  The Board has been informed that management fees paid to CBMC will be used to pay its fees and expenses, including fees to legal and financial advisors, office rental and compensation to employees and partners of CBMC.  Starting in 2017, Mr. Bingham became entitled to a $2 million draw on CBMC’s annual management fees (which may increase or decrease based on certain factors).  Further, Mr. Bingham, as owner of 20% interest in Canyon Bridge Capital Partners LLC (“CBCP”), is entitled to a pro rata share of CBCP’s 20% interest in the return on Canyon Bridge Fund I, LP (“CBF”) investments, the indirect acquirer of Lattice.

Mr. Bingham did not seek approval of the Company’s Chief Financial Officer to serve as a director of CBMC.  Because the Board has determined that Canyon Bridge is not a competitor of the Company, the Board does not view his accepting this board position as a violation of the Code.

Consistent with the Board’s exercise of its duty of care, on January 23, 2017 Mr. Benhamou and outside counsel to the Company participated in the call with Canyon Bridge offered by Mr. Bingham at the January 13, 2017 Board meeting, to seek independent confirmation of the timeline of Mr. Bingham’s involvement with Canyon Bridge.  During this call, Mr. Chow confirmed that Mr. Bingham had not been involved in sourcing, negotiating or performing due diligence on any Canyon Bridge transaction, including Lattice, and in fact had only been informed of that transaction shortly before it was announced on November 3, 2016.  While Mr. Chow declined to provide an affidavit as to these facts, these facts were consistent with those provided to the Board by Mr. Bingham, and the Company’s subsequent review of the relevant communications and documents further confirmed these facts.

The content of, and compliance with, the Code is the responsibility of the Board.  The Board has the responsibility to determine whether a violation of the Code has occurred, whether any disciplinary action should be taken, or whether any waivers to the Code are required.  The Board takes this responsibility seriously and has determined that despite certain appearances with respect to Mr. Bingham’s joining Canyon Bridge, Canyon Bridge is not a competitor of the Company, so any perceived violation for failure to obtain written permission (instead of oral approval) to accept employment at Canyon Bridge was procedural in nature and not material.  As a result, no waiver is required nor is disciplinary action warranted.  The Code can be found at investors.cypress.com/corporate-governance.cfm.

The following statement supplements the disclosures in the section titled “Corporate Governance” beginning on page 34 of the Proxy Statement relating to proxy access:

As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2017, proxy access will first be available in connection with the Company’s 2018 annual meeting of stockholders.

Your current Board and management team remain focused on driving the much-needed turnaround at Cypress. By executing our Cypress 3.0 strategy, we are creating value for our Company, customers and stockholders. The business momentum and results since the Board forced Mr. Rodgers to resign and implemented the new executive structure clearly demonstrate that the strategy is working and that Cypress is on the right path.  Don’t let a disgruntled former CEO with a personal vendetta regain influence over the Company.

KEEP CYPRESS MOVING FORWARD
VOTE THE WHITE CARD TODAY

Your vote is extremely important regardless of the number of shares you hold.  The Cypress Board strongly urges you to execute and return the enclosed WHITE proxy card to vote “FOR” each of Cypress’ nominees today by telephone, by internet, or by signing and dating the WHITE proxy card at your earliest convenience.

If you have any questions, or need assistance voting your WHITE proxy card, please contact:

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Telephone: (212) 297-0720

Toll-Free: (877) 285-5990

Email: cyinfo@okapipartners.com

Forward-Looking Statements

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to statements related to: our Cypress 3.0 strategy; the composition of our Board of Directors; our 2017 Annual Meeting of Stockholders; the Company’s financial and operational performance; our corporate governance policies and practices; and our plans to file certain materials with the SEC. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this supplement. Our actual results may differ materially due to a variety of risks and uncertainties, including, but not limited to:  the uncertainty of litigation; our ability to execute on our Cypress 3.0 strategy; global economic and market conditions; business conditions and growth trends in the semiconductor market; our ability to compete effectively; the volatility in supply and demand conditions for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; the impact of acquisitions; our ability to attract and retain key personnel; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

CYPRESS SEMICONDUCTOR CORPORATION PROXY FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of the 2017 Annual Meeting of Stockholders and Proxy Statement, each dated April 19, 2017 and hereby appoints Thad Trent and Pamela Tondreau, and each of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent, vote and act on behalf of the undersigned at the 2017 Annual Meeting of Stockholders of CYPRESS SEMICONDUCTOR CORPORATION to be held on June 8, 2017, at 10:00 a.m., Pacific Daylight Time, at its offices located at 198 Champion Court, San Jose, California 95134 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on all matters coming before the meeting. A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or postponement thereof (or if only one shall represent and act, then that one) shall have and may exercise all the powers of said attorneys-in-fact hereunder. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES IDENTIFIED HEREIN, FOR PROPOSALS 2, 3 AND 5, AND FOR “1 YEAR” ON PROPOSAL 4, AND AS THE DESIGNATED ATTORNEYS-IN-FACT DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Proxy Statement and Stockholder Letter are available at: www.okapivote.com/cypress

Please mark vote in blue or black ink as in this example THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL DIRECTOR NOMINEES LISTED. 1. Election of Directors FOR ALL NOMINEES LISTED WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT Nominees: (1) W. Steve Albrecht(2) Eric A. Benhamou(3) H. Raymond Bingham(4) Hassane El-Khoury(5) Oh Chul Kwon (6) Wilbert van den Hoek (7) Michael Wishart Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line above. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSAL 2. 2. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2017. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSAL 3. 3. Annual advisory vote to approve the compensation of our named executive officers. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR “1 YEAR” ON PROPOSAL 4. 4. Advisory vote on the frequency of the advisory vote on the compensation of our named executive officers. 1 YEAR 2 YEARS 3 YEARS ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSAL 5. 5. Amendment and restatement of the 2013 Stock Plan to approve (i) adding additional shares to the plan, and (ii) certain administrative and clerical changes to the plan. FOR AGAINST ABSTAIN Date: , 2017 Signature Signature (if held jointly) Please sign exactly as your name appears below. When shares are held by joint tenants, both tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If you are a corporation, please sign in the corporation's name by the president or other authorized officer. If you are a partnership, please sign in the partnership's name by an authorized person. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on June 7, 2017. Vote by Internet • Log on to the Internet and go to www.okapivote.com/cy • Follow the steps outlined on the secured website. Vote by telephone • At NO CHARGE to you, call toll free (888) 959-0480 within the USA, US territories & Canada any time on a touch tone telephone.